SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

       Date of Report (Date of earliest event reported): January 11, 2011

                                FONAR CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                        0-10248                       11-2464137
---------------               ----------------               ------------------
-
(State or other               (Commission File                (I.R.S. Employer
jurisdiction of                    Number)                   Identification
No.)
incorporation)

                                110 Marcus Drive
                            Melville, New York 11747
                                 (631) 694-2929
              ---------------------------------------------------
               (Address, including zip code, and telephone number
                   of registrant's principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written  communications  pursuant  to  Rule  425 under  the  Securities
    Act (17 CFR 230.425)

[ ] Soliciting   material   pursuant  to  Rule 14a-12  under  the  Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 3.01(a) Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As announced on October 20, 2010, on October 14, 2010, FONAR Corporation (the "Company") received a letter from The NASDAQ Stock Market LLC ("NASDAQ") indicating that the Company no longer satisfied NASDAQ Listing Rule 5550(b)(2) (the "Rule") given that the Company reported stockholders' equity of less than $2.5 million for the fiscal year ended June 30, 2010. Pursuant to Listing Rule 5800, the Company requested and was granted an extension, through January 7, 2011.

On January 11, 2011, the Company received written notification from NASDAQ (the "Staff Determination") that the Company had not complied with the terms of the extension, and accordingly the Company's securities would be delisted and trading suspended unless the Company requested a hearing before a NASDAQ Listing Qualifications Panel (the "NASDAQ Panel").

The Company plans to timely request a hearing before the NASDAQ Panel to address the stockholders' equity deficiency, which will stay any action with respect to the Staff Determination to delist or suspend trading in the Company's securities until the NASDAQ Panel renders a decision subsequent to the hearing. There can be no assurance that the NASDAQ Panel will grant the Company's request for continued listing.

A copy of the Company's press release announcing receipt of the Staff Determination is attached hereto as Exhibit 99 and is incorporated herein by reference.


Exhibits

     99. Press Release dated January 14, 2011


                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                FONAR CORPORATION
                                                (Registrant)

                                                By: /s/ Raymond Damadian
                                                    Raymond Damadian
                                                    President and Chairman

Dated:   January 14, 2011